SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2004

Rainier Pacific Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-50362	87-0700148
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

3700 Pacific Highway East, Suite 200, Fife, Washington		98424
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (253) 926-4000

Not Applicable
(Former name or former address, if changed since last report)

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c)        Exhibits

         99.1    Press Release of Rainier Pacific Financial Group, Inc. dated July 21, 2004.

Item 12. Results of Operations and Financial Condition

        On July 21, 2004, Rainier Pacific Financial Group, Inc. issued its earnings release for the quarter ended June 30, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RAINIER PACIFIC FINANCIAL GROUP, INC.

Date: July 21, 2004	By: /s/ John A. Hall
John A. Hall
President and Chief Executive Officer

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Exhibit 99.1

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                                                                                                        For more information, contact:
                                                                                                        John Hall: (253) 926-4007
                                                                                                        jhall@rainierpac.com
**For Immediate Release**                                                                         or
                                                                                                        Vic Toy: (253) 926-4038
                                                                                                         vtoy@rainierpac.com

Rainier Pacific Financial Group, Inc. Reports Second Quarter Earnings

Tacoma, Washington - July 21, 2004 - Rainier Pacific Financial Group, Inc. (the "Company") (NASDAQ: RPFG) announced net income of $972,000, or $0.12 per share, for the quarter ended June 30, 2004, compared to net income of $430,000 for the same period a year ago. For the first six months of the fiscal year ended December 31, 2004, the Company's net income was $1.7 million, or $0.22 per share, compared to $1.2 million for the same six-month period in 2003. Per share data for the three and six month periods ended June 30, 2003 is not meaningful as the Company did not complete its stock offering in connection with the conversion of Rainier Pacific Savings Bank (the "Bank") from a mutual-to-stock savings bank until October 20, 2003.

The Company's revenue (i.e., net interest income plus non-interest income) for the quarter ended June 30, 2004 was $9.2 million, compared to $8.2 million for the same period a year ago. Net interest income for the quarter ended June 30, 2004 increased $1.3 million, or 21.0%, to $7.5 million, compared to $6.2 million for the quarter ended June 30, 2003. The increase in net interest income was primarily a result of the growth in the Company's average interest earning assets,

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which increased $174.9 million, or 32.9%, to $706.9 million during the second quarter of fiscal 2004, compared to $532.0 million during the second quarter of fiscal 2003. Non-interest income decreased $263,000, or 13.5%, to $1.7 million in the second quarter of fiscal 2004, compared to $1.9 million for the same period a year ago. The decline in non-interest income was primarily the result of lower gains from the sale of single-family real estate loans and investment securities. Non-interest expense increased $681,000, or 10.6%, to $7.1 million for the quarter ended June 30, 2004, compared to $6.5 million for the same period ended June 30, 2003. The increase in non-interest expense was primarily attributable to higher employee compensation and benefits, office operations costs, marketing costs, and other operating expenses; offset by lower outside professional services associated with the Company's technology systems. Compensation and benefits costs increased $329,000, or 10.1%, higher in the quarter ended June 30, 2004 compared to the same period a year ago, as a result of increased personnel costs from opening a new Bank branch in January 2004 and additional staffing associated with the Company's growth strategy. The cost of office operations increased $423,000 or 51.8% for the quarter ended June 30, 2004 compared to the same quarter in 2003, and was higher than the same period a year ago, as the Company incurred costs related to its branch network expansion, as well as increased depreciation and software maintenance associated with the Company's recent technology systems implementation. Marketing expenses and other operating expenses increased $133,000 and $217,000, or 73.5% and 38.8% respectively for the quarter ended June 30, 2004 compared to the quarter ended June 30, 2003, and were higher as a result of increased advertising, annual meeting, and holding company expenses.

At June 30, 2004, the Company's total assets were $760.6 million, compared to $685.3 million at December 31, 2003. Total shareholders' equity at June 30, 2004 was $109.1 million, compared to $114.6 million at December 31, 2003. The Company's book value per share as of June 30, 2004

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was $13.96 per share based upon 7,814,026 outstanding shares. The number of outstanding shares excludes 627,900 of unallocated shares issued by the Company that are held by the Rainier Pacific 401(k) Employee Stock Ownership Plan.

During the quarter ended June 30, 2004, the Company repurchased 337,714 shares of common stock to fund its Management Recognition Plan at an average price of $16.21 per share, or $5.5 million. Program participants were allocated 336,800 of those shares on June 24, 2004.

The Company's net interest margin was 4.23% for the quarter ended June 30, 2004, compared to 4.69% for the same period a year ago, and 4.35% for the quarter ended March 31, 2004. The lower net interest margin during the quarter ended June 30, 2004, compared to the same quarter in fiscal 2003, was primarily the result of lower yielding loans and investments being added to the Company's portfolio of interest-earning assets, and the refinancing and pre-payment of higher rate loans by borrowers in the current low interest rate environment. The investment securities portfolio was at $223.9 million at June 30, 2004, compared to $193.9 million at December 31, 2003. The yield on investment securities was 3.82%, 4.70%, and 3.66% for the quarters ended June 30, 2004, June 30, 2003, and March 31, 2004, respectively. Total loans increased $31.8 million or 7.1% to $479.4 million at June 30, 2004, compared to $447.6 million at December 31, 2003. For the quarter ended June 30, 2004, the yield on loans was 6.83%, compared to 7.55% for the quarter ended June 30, 2003, and 7.00% for the quarter ended March 31, 2004.

The Company's portfolio of multi-family and commercial real estate loans continues to increase as a percentage of its total loan portfolio. The loan portfolio at June 30, 2004 consisted of 26.2% single-family real estate loans, 23.1% commercial real estate loans, 22.5% multi-family real estate

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loans, 19.3% consumer loans, 6.1% home equity loans, 2.3% residential construction and land development loans, and 0.5% commercial and industrial business loans.

Loan originations during the quarter ended June 30, 2004 totaled $82.3 million, compared to $65.5 million for the same period a year ago. Higher loan originations were the result of a significant increase in commercial and multi-family real estate loan activity, which more than offset slowing consumer and single-family real estate loan originations. Income property and construction loan originations totaled $56.1 million during the quarter ended June 30, 2004, compared to $18.4 million during the same period a year ago. Single-family loan originations were $16.1 million, compared to $33.4 million for the same quarter one year ago. Home equity and consumer loan originations were $2.0 million and $8.1 million, respectively, during the quarter ended June 30, 2004, compared to $2.7 million and $11.0 million, respectively, during the same period a year ago.

The Company sold $10.6 million of single-family real estate loans during the quarter ended June 30, 2004, compared to $12.6 million during the same period a year ago. These sales generated net gains of $144,000 and $407,000 during the quarters ended June 30, 2004 and 2003, respectively. The Company's portfolio of loans serviced for others decreased to $76.2 million at June 30, 2004, compared to $76.9 million at December 31, 2003 and $88.9 million at June 30, 2003.

Net loan charge-offs decreased to $512,000 for the quarter ended June 30, 2004, or 0.44% of average loans, compared to $645,000, or 0.65% of average loans, for the same period a year ago, and $543,000 or 0.48% of average loans for the quarter ended March 31, 2004. Loans more than 30 days delinquent as a percentage of total loans also decreased to 0.51% at June 30, 2004, compared to 0.57% as of March 31, 2004 and 0.74% as of December 31, 2003. Non-performing loans (i.e.,

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non-accrual loans and loans 90 days or more past due) decreased to $494,000, or 0.10% of total loans at June 30, 2004, compared to $543,000, or 0.14% at March 31, 2004, and $475,000, or 0.11% of total loans at December 31, 2003. Non-performing assets were $562,000 or 0.07% of total assets at June 30, 2004, compared to $905,000, or 0.13% of total assets at December 31, 2003.

The Company's provision for loan losses was $600,000 for the quarter ended June 30, 2004, representing a decrease from the $1.1 million provision for the same period a year ago and $900,000 for the quarter ended March 31, 2004. Lower provisions in the second quarter of fiscal 2004, compared to the same period a year ago and the quarter ended March 31, 2004, were a result of the continued growth in the Company's allowance for loan losses and the quality of the loan portfolio.

The allowance for loan losses increased $88,000 during the quarter ended June 30, 2004, which was attributable to the provision for loan losses continuing to exceed net charge-offs. As a result, the allowance for loan losses increased to $8.7 million at June 30, 2004, resulting in a ratio of the allowance to total loans of 1.81%, compared to $8.2 million or 1.84% at December 31, 2003.

At June 30, 2004, total deposits were $344.9 million, representing an increase of 9.4%, or $29.5 million higher than deposits of $315.4 million at December 31, 2003. Core deposits (comprised of checking, savings, money market, and individual retirement accounts) represented 51.7% of total deposits as of June 30, 2004.

"Loan originations for residential construction, commercial, and multi-family real estate loans increased in the second quarter, which offset slowing consumer and single-family loan originations.

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We are pleased with the improving credit quality and our continuing efforts in restructuring and growing our loan portfolio. While the Bank's net interest margin remained relatively strong, we do anticipate the margin to contract slightly through the balance of the year as short-term interest rates rise and the Bank's liability costs increase. We do, however, expect margin narrowing to be somewhat mitigated as we continue to add higher rate loan assets in lieu of lower rate investment securities." said John Hall, President/CEO.

Rainier Pacific Financial Group, Inc. is the bank holding company for Rainier Pacific Savings Bank, a Tacoma-based state chartered savings bank operating 12 branch offices in the Tacoma-Pierce County and Federal Way areas.

For additional information, visit Rainier Pacific's website at www.rainierpac.com.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; success of new technology; technological factors affecting operations; costs of technology; pricing of products and services; costs of constructing new buildings; time to lease excess space in Company-owned buildings; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission including its Annual Report on Form 10-K for the fiscal year ended December 31, 2003. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statements.

* * * *

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Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statements of Condition
(Dollars in Thousands)

	At June 30,	At December 31,
	2004	2003
ASSETS
ASSETS:
Cash and cash equivalents	$11,475	$9,922
Interest-bearing deposits with banks	2,764	115
Securities available-for-sale	122,419	80,213
Securities held-to-maturity (fair value of $99,028 at June 30, 2004 and $112,914 at December 31,2003)	101,457	113,715
Federal Home Loan Bank stock, at cost	13,123	11,443

Loans	479,366	447,557
Less: allowance for loan losses	(8,681)	(8,237)
Loans, net	470,685	439,320

Premises and equipment, net	28,493	21,236
Accrued interest receivable	3,706	3,559
Other assets	6,460	5,772

TOTAL ASSETS	$760,582	$685,295

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits
Non-interest bearing	$23,528	$28,429
Interest-bearing	321,397	286,951
Total Deposits	344,925	315,380

Borrowed funds	297,502	237,105
Corporate drafts payable	3,593	9,065
Deferred gain on sale and leaseback transaction	946	1,019
Accrued compensation and benefits	2,058	3,430
Other liabilities	2,474	4,739

TOTAL LIABILITIES	651,498	570,738

SHAREHOLDERS' EQUITY:
Common stock, no par value: 49,000,000 shares authorized; 8,441,926 shares issued and 7,814,026 shares outstanding at June 30, 2004; 7,780,992 shares outstanding at December 31, 2003	77,116	82,570
Employee Stock Ownership Plan ("ESOP") debt	(6,279)	(6,618)
Accumulated other comprehensive income (loss), net of tax	(1,681)	(232)
Retained earnings	39,928	38,837

TOTAL SHAREHOLDERS' EQUITY	109,084	114,557

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$760,582	$685,295

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Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statement of Operations
(Dollars in Thousands,  Except Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
INTEREST INCOME
Loans	$8,030	$7,433	$15,863	$14,691
Securities available-for-sale	1,105	832	1,949	1,588
Securities held-to-maturity	1,019	634	1,987	1,228
Interest-bearing deposits	1	10	2	11
Federal Home Loan Bank stock dividends	124	111	238	245

Total interest income	10,279	9,020	20,039	17,763

INTEREST EXPENSE
Deposits	966	1,088	1,795	2,234
Borrowed funds	1,820	1,719	3,574	3,382

Total interest expense	2,786	2,807	5,369	5,616

Net interest income	7,493	6,213	14,670	12,147

PROVISION FOR LOAN LOSSES	600	1,050	1,500	2,100

Net interest income after provision for loan losses	6,893	5,163	13,170	10,047

NON-INTEREST INCOME
Deposit service fees	1,190	888	2,044	1,751
Loan service fees	82	253	356	489
Insurance service fees	135	144	294	315
Investment service fees	70	182	155	313
(Gain) loss on sale of securities, net	-	1	179	(1)
Gain on sale of loans, net	144	407	282	882
Gain on sale of premise and equipment, net	43	50	82	92
Other operating income	17	19	20	33

Total non-interest income	1,681	1,944	3,412	3,874

NON-INTEREST EXPENSE
Compensation and benefits	3,588	3,259	6,888	6,317
Office operations	1,240	817	2,498	1,609
Occupancy, net	357	292	701	564
Loan servicing	114	63	193	122
Outside and professional services	744	1,281	1,757	1,941
Marketing	314	181	723	586
Other operating expenses	776	559	1,260	958

Total non-interest expense	7,133	6,452	14,020	12,097

INCOME BEFORE FEDERAL INCOME TAX	1,441	655	2,562	1,824

FEDERAL INCOME TAX EXPENSE	469	225	836	609

NET INCOME	$972	$430	$1,726	$1,215

EARNINGS PER COMMON SHARE
Basic	$ 0.12	nm(2)	$ 0.22	nm(2)
Diluted	$ 0.12	nm(2)	$ 0.22	nm(2)
Weighted average shares outstanding - Basic	7,708,216(1)	nm(2)	7,747,433(1)	nm(2)
Weighted average shares outstanding - Diluted	7,708,216(1)	nm(2)	7,747,433(1)	nm(2)

(1)	Weighted average shares outstanding (both Basic and Diluted) include 1,310 shares of the 336,800 restricted shares granted and issued under the Management Recognition Plan. Diluted weighted average shares outstanding exclude the impact of 680,000 options (with an exercise price of $16.26 per share) granted under the Stock Option Plan and 335,490 of restricted shares granted under the Management Recognition Plan, as a result of such options and restricted shares not being dilutive at June 30, 2004.
(2)	Shares outstanding and earnings per share information are not meaningful. The Company did not complete its initial public offering until October 20, 2003.

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Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Loan growth	6.17%	6.81%	7.11%	11.88%
Deposit growth	2.12%	60.71%	9.37%	70.46%
Equity growth	(5.71%)	1.14%	(4.78%)	3.04%
Asset growth	4.24%	34.35%	10.99%	42.82%

Net interest margin	4.23%	4.69%	4.28%	4.77%
Increase/decrease in non-interest income	(13.53%)	14.22%	(11.93%)	17.22%
Increase/decrease in non-interest expense	10.55%	31.83%	15.90%	27.73%
Net charge-offs to average loans	0.44%	0.65%	0.46%	0.69%
Efficiency ratio	77.75%	79.10%	77.54%	75.48%
Return on assets (ROA)	0.52%	0.31%	0.48%	0.45%
Return on equity (ROE)	3.44%	3.97%	3.03%	5.67%

Loans originated	$82,271	$65,507	$124,124	$119,516
Loans sold	$10,633	$11,993	$15,191	$24,763
Loans charged-off, net	$512	$645	$1,055	$1,329

Shares outstanding at end of period	7,814,026(1)	nm(2)	7,814,026(1)	nm(2)
Book value per share	$13.96	nm(2)	$13.96	nm(2)

Net interest margin - quarter ended 06/30/2004	4.23%
Net interest margin - quarter ended 03/31/2004	4.35%
Net interest margin - quarter ended 12/31/2003	4.21%
Net interest margin - quarter ended 09/30/2003	4.11%
Net interest margin - quarter ended 06/30/2003	4.69%

(1)	Shares outstanding at the end of the periods shown include 336,800 of restricted shares granted under the Management Recognition Plan.
(2)	Shares outstanding and book value per share information is not meaningful. The Company did not complete its initial public offering until October 20, 2003.

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Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands)

	As of June 30,		As of December 31,
	2004	2003	2003

Loans/Deposits	138.98%	83.09%	141.91%
Equity/Assets	14.34%	6.10%	16.72%

Non-performing assets:
Loans 90 days or more past due	$ 494	$ 621	$ 475
Repossessed assets and other real estate owned	68	434	430
Total non-performing assets	$562	$ 1,055	$ 905

Loans greater than 30 days delinquent	$2,465	$ 2,235	$ 3,322
Loans greater than 30 days delinquent as a percentage of loans	0.51%	0.54%	0.74%
Non-performing loans as a percentage of loans	0.10%	0.20%	0.11%
Non-performing assets as a percentage of assets	0.07%	0.17%	0.13%
Allowance for loan losses as a percentage of nonperforming loans	1,757.29%	1,383.74%	1,734.11%
Allowance for loan losses as a percentage of nonperforming assets	1,544.66%	814.50%	910.17%
Allowance for loan losses as a percentage of total loans	1.81%	1.67%	1.84%

Loan portfolio composition:
Real estate:
One-to-four family residential	$125,896	$109,533	$126,183
Home equity	29,446	31,928	31,545
Five or more family residential	107,934	82,036	87,068
Commercial	110,561	71,542	94,913
Total real estate	373,837	295,039	339,709

Real estate construction:
One-to-four family residential	10,903	7,458	8,364
Five or more family residential	-	-	-
Commercial	-	-	-
Total real estate construction	10,903	7,458	8,364

Consumer:
Automobile	57,995	63,737	59,779
Credit cards	21,308	23,803	22,834
Other	13,076	18,214	15,735
Total consumer	92,379	105,754	98,348

Commercial/Business	2,285	1,778	1,170
Subtotal	479,404	410,029	447,591

Less: Deferred loan (fees)/costs, net	(38)	(68)	(34)
Less: Allowance for loan losses	(8,681)	(6,856)	(8,237)
Total loans	$470,685	$403,105	$439,320

Sold loans, serviced for others	$ 76,218	$ 88,881	$ 76,904

Core deposits (all deposits, excluding CDs)	$178,382	$319,062	$181,629
Non-core deposits (CDs)	166,543	174,348	133,751
Total deposits	$344,925	493,410	$315,380

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